                                                                   EXHIBIT 10.23


Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee with or without a Guaranteed Maximum Price

AIA DOCUMENT A111 - ELECTRONIC FORMAT


--------------------------------------------------------------------------------
AGREEMENT

made as of the 25TH day of NOVEMBER in the year of Nineteen Hundred and NINETY
               ----        --------                                     ------
SIX.
---

Between the Owner:
(Name and address)
IMAGE ENTERTAINMENT, INC.
9333 OSO AVENUE, CHATSWORTH, CA 91311-6089

and the Contractor:
(Name and address)
CARSON CONSTRUCTION MANAGEMENT, INC.
4330 W. DESERT INN ROAD, LAS VEGAS, NEVADA 89102 the Project is:
(Name and address)
PHASE I - IMAGE ENTERTAINMENT LAS VEGAS, NEVADA DISTRIBUTION CENTER, NE CORNER OF HELM & SPENCER

the Architect is:
(Name and address)
CNA ARCHITECTURE GROUP, INC.
3500 CARILLON POINT, KIRKLAND, WA 98033-7354


--------------------------------------------------------------------------------
THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 by The American
Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

The Owner and Contractor agree as set forth below.

                                   ARTICLE 1
                                   ---------
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                   ARTICLE 2
                                   ---------
                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

SEE EXHIBIT `A'
---------------

                                   ARTICLE 3
                                   ---------
                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and owner and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                   ARTICLE 4
                                   ---------
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

THE CONTRACTOR'S WORK ASSOCIATED WITH SERVICES REQUIRED BY THE CONTRACT
-----------------------------------------------------------------------
DOCUMENTS SHALL COMMENCE WITH THIS AGREEMENT; THE CONSTRUCTION PHASE OF THE WORK
--------------------------------------------------------------------------------
SHALL COMMENCE FIVE (5) WORKING DAYS AFTER RECEIPT OF A WRITTEN NOTICE TO
-------------------------------------------------------------------------
PROCEED, BUT IN NO EVENT BEFORE FIVE (5) WORKING DAYS AFTER RECEIPT OF A
------------------------------------------------------------------------
BUILDING PERMIT.
----------------

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

COMPLETION SHALL BE TWENTY FOUR (24) WEEKS AFTER THE DATE OF COMMENCEMENT OF THE
--------------------------------------------------------------------------------
CONSTRUCTION PHASE OF THE WORK.
-------------------------------

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)


                                   ARTICLE 5
                                   ---------
                                 CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

A CONTRACTOR'S FEE OF SIX PERCENT (6%) OF THE COST OF THE WORK INCLUDING CHANGES
--------------------------------------------------------------------------------
IN THE WORK.
------------

5.2       GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed TWO MILLION NINE HUNDRED FIFTY AND NO/100
                                -----------------------------------------
DOLLARS ($2,950,000.00), subject to additions and deductions by Change Order as
-------
provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs AND FEES which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

TO THE EXTENT THE AGGREGATE OF ALL LINE ITEMS THAT CONSTITUTE THE WORK,
-----------------------------------------------------------------------
INCLUDING THE CONTRACTOR'S FEE, GENERAL CONDITIONS AND CONTINGENCY ARE
----------------------------------------------------------------------
DETERMINED TO BE LESS THAN THE CONTRACT SUM INCLUSIVE OF ALL ADJUSTMENTS AND
----------------------------------------------------------------------------
AFTER COMPLETION, FINAL INSPECTION AND ACCEPTANCE OF THE WORK; THE SAVINGS, IF
------------------------------------------------------------------------------
ANY, (THE "SAVINGS") SHALL BE SHARED EQUALLY BY THE OWNER AND CONTRACTOR.  THE
------------------------------------------------------------------------------
GUARANTEED MAXIMUM PRICE IS SUBJECT TO ADJUSTMENT AFTER 120-DAYS FROM SEPTEMBER
-------------------------------------------------------------------------------
11, 1996 (DATE OF PARTIAL NOTICE TO PROCEED) IF A WRITTEN NOTICE TO PROCEED HAS
-------------------------------------------------------------------------------
NOT BEEN ISSUED OR THE BUILDING PERMIT HAS NOT BEEN RECEIVED BY JANUARY 9, 1997
-------------------------------------------------------------------------------
(THROUGH NO FAULT, NEGLIGENCE OR DELAY OF CONTRACTOR). IN THIS EVENT, THE
-------------------------------------------------------------------------
GUARANTEED MAXIMUM PRICE SHALL INCREASE OR DECREASE AS AGREED BETWEEN OWNER AND
-------------------------------------------------------------------------------
CONTRACTOR TO OFFSET COST INCREASES AND ADDITIONAL OVERHEAD EXPERIENCED BY THE
------------------------------------------------------------------------------
CONTRACTOR PRIOR TO COMMENCEMENT OF CONSTRUCTION.
-------------------------------------------------

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

5.2.3     The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)


                                   ARTICLE 6
                                   ---------
                              CHANGES IN THE WORK

6.1       CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2     [INTENTIONALLY LEFT BLANK]

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2     CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3       ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

                                   ARTICLE 7
                                   ---------
                            COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1     LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops. PER ATTACHED EXHIBIT 'B'.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site AND THOSE SUPERVISORY AND/OR ADMINISTRATIVE
                                     -------------------------------------------
PERSONNEL STATIONED AT THE HOME OFFICE DIRECTLY INVOLVED IN THE MANAGEMENT OF
-----------------------------------------------------------------------------
THE WORK ONLY FOR THAT PORTION OF TIME REQUIRED FOR THE WORK.
-------------------------------------------------------------

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4   [INTENTIONALLY LEFT BLANK]

7.1.2     SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3     COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be PROPERLY
                                                                   --------
STORED DURING PERFORMANCE OF THE WORK AND HANDED OVER TO the Owner at the
-----------------------------------------
completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1   [INTENTIONALLY LEFT BLANK]

7.1.4.2   [INTENTIONALLY LEFT BLANK]

7.1.4.3   Costs of removal of debris from the site.

7.1.4.4   Costs ASSOCIATED WITH THE WORK of telegrams and long-distance
                ------------------------
telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable ITEMIZED, RECEIPTED petty cash expenses of the site office.
                    -------------------

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work IN ACCORDANCE WITH SECTION 7.1.6.2.
              -----------------------------------

7.1.4.6   SEE ATTACHED EQUIPMENT RATES - SEE EXHIBIT `C'.
          -----------------------------------------------

7.1.5     MISCELLANEOUS COSTS

7.1.5.1   [INTENTIONALLY LEFT BLANK]

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General

Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6     OTHER COSTS

7.1.6.1   Other costs incurred in the performance of the Work

if and to the extent approved in advance in writing by the Owner.

7.1.6.2 - THE OWNER AGREES TO REIMBURSE THE CONTRACTOR FOR TRAVEL EXPENSES AT A RATE OF 1.20 TIMES ACTUAL COSTS. ALL PROJECT RELATED TRAVEL SHALL BE PRE-APPROVED BY THE OWNER. SAID REIMBURSEMENT SHALL BE IN ADDITION TO THE COST OF THE WORK AND WILL NOT BE INCLUDED OR ADDED TO THE GUARANTEED MAXIMUM PRICE.

7.2       EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2     [INTENTIONALLY LEFT BLANK]

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's EMPLOYEES or personnel, and only to the extent
                               ---------
that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's EMPLOYEES OR personnel adequately to supervise
                               ------------
and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                   ARTICLE 8
                                   ---------
                          COSTS NOT TO BE REIMBURSED

8.1       The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3     Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6     Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of, OR FAILURE TO
                                                               ---------------
COMPLY WITH THE REQUIREMENTS OF THE CONTRACT DOCUMENTS BY, the Contractor,
----------------------------------------------------------
Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7     Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9
                                   ---------
                        DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making he payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                  ARTICLE 10
                                  ----------
                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect
(1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                  ARTICLE 11
                                  ----------
                              ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                  ARTICLE 12
                                  ----------
                               PROGRESS PAYMENTS

12.1      Based upon Applications for Payment INCLUDING ALL SUPPORTING
                                              ------------------------
DOCUMENTATION submitted to the OWNER AND Architect AND OWNER'S LENDER'S
-------------                                      --------------------
CONSTRUCTION CONTROL (IF ANY) by the Contractor and Certificates for Payment
-----------------------------
PROPERLY issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3      Provided an Application for Payment is received AND APPROVED by the
                                                          ------------
Architect AND OWNER'S LENDER'S CONSTRUCTION CONTROL (IF ANY) the Owner shall
          --------------------------------------------------
make payment to the Contractor not later than the FIFTEEN DAYS AFTER SUCH
                                                  -----------------------
APPROVAL.
---------

12.4 With each Application for Payment the Contractor shall submit such information, DOCUMENTATION AND MATERIALS AS THE OWNER, ARCHITECT, OR OWNER'S
             ---------------------------------------------------------------
LENDER (IN CONJUNCTION WITH DISBURSING UNDER THE LOAN) MAY REQUIRE.
-------------------------------------------------------------------


12.5      CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect AND OWNER AND OWNER'S LENDER may require. This schedule, unless
              ----------------------------
objected to by the Architect, AND OWNER AND OWNER'S LENDER shall be used as a
                              ----------------------------
basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for

Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2  IF APPROVED IN ADVANCE BY OWNER AND OWNER'S LENDER
          --------------------------------------------------

Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3  Add the Contractor's Fee, less retainage of TEN percent (10%).  The
                                                      ---         -----
Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4  Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4    Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.6      CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1    [INTENTIONALLY LEFT BLANK]

12.6.2    [INTENTIONALLY LEFT BLANK]

12.6.2.1  [INTENTIONALLY LEFT BLANK]

12.6.2.2  [INTENTIONALLY LEFT BLANK]

12.6.2.3  [INTENTIONALLY LEFT BLANK]

12.6.2.4  [INTENTIONALLY LEFT BLANK]

12.6.2.5  [INTENTIONALLY LEFT BLANK]

12.6.3    [INTENTIONALLY LEFT BLANK]

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of TEN percent (10%). Pending final determination of amounts to be
             ---          --
paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2    IF APPROVED BY OWNER AND OWNER'S LENDER IN ADVANCE Add that portion of
          --------------------------------------------------
the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of TEN percent (10%).
                                                       --

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5    [INTENTIONALLY LEFT BLANK]

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract.

                                  ARTICLE 13
                                  ----------
                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (l) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment AND ALL SUPPORTING DOCUMENTATION and a final accounting
                        --------------------------------
for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:


13.2      The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3    Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3      The OWNER OR Owner's accountants will review and report in writing
              --------
on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect and owner by the Contractor. Based upon such Cost of the Work as the OWNER OR Owner's accountants report to be substantiated by the
                --------
Contractor's final accounting, and provided the other conditions of Paragraph
13.1 have been met, the Architect will, within seven days after receipt of the written report of the OWNER OR Owner's accountants, either issue to the Owner a
                      --------
final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4      [INTENTIONALLY LEFT BLANK]

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                  ARTICLE 14
                                  ----------
                           MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

1% PER MONTH ON THE UNPAID BALANCE
----------------------------------

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

14.3      Other provisions:

                                  ARTICLE 15
                                  ----------
                           TERMINATION OR SUSPENSION

15.1      The Contract may be terminated by the Contractor as provided in
Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at FOR WORK PROPERLY
                                                       -----------------
COMPLETED AS OF the time of termination bears to a reasonable estimate of the
---------------
probable Cost of the Work upon its completion.

15.3.3    Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                  ARTICLE 16
                                  ----------
                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201,1987 Edition.

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated and are as follows:

DOCUMENT                     TITLE                    PAGES

N/A

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this
 Agreement.)
SECTION                      TITLE                    PAGES

PROJECT MANUAL (UNDATED)
------------------------

16.1.5 The PRELIMINARY Drawings are as follows, and are dated unless a different date is shown below: (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

NUMBER                       TITLE                              DATE

T1.1                         GENERAL INFORMATION                7/17/96
-----------------------------------------------------------------------

ARCHITECTURAL
-------------

A1.1                         PRELIMINARY SITE PLAN              7/12/96
-----------------------------------------------------------------------
A2.1                         SITE / FLOOR PLAN                  7/19/96
-----------------------------------------------------------------------

A2.2                         WALL TYPES / ENLARGED PLANS        7/24/96
-----------------------------------------------------------------------

A3.1                         ROOM FINISH / DOOR SCHEDULE        7/19/96
-----------------------------------------------------------------------
A4.1                         EXTERIOR ELEVATIONS                7/23/96
-----------------------------------------------------------------------
                             ROOF PLAN
                             -----------------------------------
                             WALL SECTIONS AND DETAILS
                             -----------------------------------
                             DETAILS
                             -----------------------------------
5                            BUILDING SECTION A                 4/30/96
-----------------------------------------------------------------------

16.1.6    The Addenda, if any, are as follows:

NUMBER                       DATE                          PAGES

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows: (List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

THOSE DOCUMENTS APPROVED BY THE OWNER (OWNERSHIP OF WHICH IS HEREBY VESTED IN
-----------------------------------------------------------------------------
AND TRANSFERRED TO OWNER) WHICH ARE REQUIRED TO EXECUTE THE WORK IN ITS ENTIRETY
--------------------------------------------------------------------------------
AND WHICH WILL BE DESIGNED BY THE CONTRACTOR'S AGENTS AND BY THE ARCHITECT AND
------------------------------------------------------------------------------
ARCHITECT'S AGENTS i.e. ELECTRICAL, MECHANICAL, PLUMBING, FIRE PROTECTION AND
-----------------------------------------------------------------------------
ROOF STRUCTURE (EXCLUDING MATERIAL HANDLING EQUIPMENT DRAWINGS TO BE PREPARED BY
--------------------------------------------------------------------------------
OTHERS AND ALL OTHER DRAWINGS NOT PREPARED BY THE CONTRACTOR'S AGENTS OR BY THE
-------------------------------------------------------------------------------
ARCHITECT OR ARCHITECT'S AGENTS.
--------------------------------

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER                                  CONTRACTOR
IMAGE ENTERTAINMENT, INC.              CARSON CONSTRUCTION MANAGEMENT, INC.
-------------------------              -------------------------------------


/s/ DAVID BORSHELL                     /s/ DOUGLAS W. CARSON
-------------------------              ------------------------------------

IMAGE ENTERTAINMENT                    CARSON CONSTRUCTION MANAGEMENT, INC.
-------------------------              ------------------------------------
9333 OSO AVENUE                        4330 WEST DESERT INN ROAD
-------------------------              ------------------------------------
CHATSWORTH, CA 91311-6089              LAS VEGAS, NEVADA 89102
-------------------------              ------------------------------------


(Printed name and title)               (Printed name and title)
DAVID BORSHELL                         DOUGLAS W. CARSON
SENIOR VICE PRESIDENT                  PRESIDENT / CEO
SALES, MARKETING, & OPERATIONS

                                  SUPPLEMENT
                                  ----------


          THIS SUPPLEMENT is being attached to, and incorporated by this reference in, that certain Standard Form of Agreement between Owner and Contractor, AIA Document A111, 1987 Edition (the "Agreement") made and entered into as of November 25th, 1996 by and between Image Entertainment, Inc. ("Owner"), and Carson Construction Corporation ("Contractor"), for the purpose of modifying certain terms and conditions of the Agreement. This Supplement shall take precedence over and control any conflicting terms in this Agreement or any documents incorporated by reference into the Agreement.

A.        THE FOLLOWING CHANGES PERTAIN TO AIA DOCUMENT A111 OF THE AGREEMENT:
          -------------------------------------------------------------------

          1.   The following language applies to Paragraph 1.1.:

               Contractor acknowledges and agrees that written notice to proceed will be delivered by Owner after, and conditioned upon, Owner receiving, and satisfying all conditions to disbursement of, a loan ("Loan") in an amount of no less than $2,950,000 from a lender acceptable to Owner, and in the event Owner does not receive the Loan by December 31, 1996, Owner shall be entitled to terminate the Agreement, pay to Contractor the sum established pursuant to Section
          15.1 as compensation for all time and expense incurred in preparing the Drawings, and Owner shall have no further obligation to Contractor.

          2.   The following language applies to Paragraph 4.2.

               "LIQUIDATED DAMAGES FOR CONTRACTOR DELAY.  The parties agree, by
                ---------------------------------------
          initialing here where indicated (Owner: _____, Contractor: ____) that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and fix the actual damages the Owner would incur should Contractor delay in achieving Substantial Completion by the date which is 24 weeks from the commencement of construction and accordingly the parties hereby agree that if Contractor fails to so achieve Substantial Completion within such time, then the Owner shall be entitled to recover from Contractor the sum of One Thousand Dollars ($1,000.00) for each calendar day Substantial Completion is so delayed by Contractor."

          3.   Section 6.1.2 is deleted and replaced with the following:

               "Adjustments to subcontracts awarded with the Owner's prior consent on the basis of costs plus a fee shall be calculated in accordance with the terms of this Agreement unless Owner has furnished the Contractor with prior written approval of the form and substance of the subcontract, in which case such adjustments shall be calculated in accordance with such subcontract.

          4.   Section 7.1.4.1 is deleted and replaced with the following:

               "Costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools (not owned by the workmen) consumed in the performance of the Work. Any items used but not consumed, which are paid for by Owner, shall become the property of Owner and shall be delivered to Owner upon completion of the Work in accordance with instructions furnished by Owner. Contractor may, however, agree to purchase any such items from Owner at a purchase price equal to the original cost to Owner, less the reduction in fair market value resulting directly from use of any such item in connection with the Work or such other price which is mutually acceptable to Owner and Contractor. In the event the cost of such items exceed $2,000, then upon demand by Owner, Contractor shall furnish Owner with any information and documentation necessary to verify the period of time for which such items were used in connection with the Work."

                              Supplement - Page 1

          5.   Section 7.1.4.2 is deleted and replaced with the following:

               "Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Work, whether rented from Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof. Such rental charges shall not exceed the amount set forth in the Schedule of Rental Values attached to the Agreement as Exhibit "C". In the absence of any appropriate rental amount set forth in said Exhibit "C, rental charges shall be consistent with those generally prevailing in the location of the Project; the Contractor shall obtain bids for all machinery and equipment to be rented from no less than two (2) responsible suppliers other than the Contractor himself, and the Owner shall, with the advice of the Contractor, determine which bid is to be accepted. In no event shall the Contractor be entitled to reimbursement for any cumulative total or rental charges in connection with any single piece of machinery or equipment in excess of sixty percent (60%) of its fair market value as of the date that such machinery or equipment is first put into service in connection with the Work. The Contractor shall pay any excess rental charges."

          6.   Section 7.1.5.1 is replaced with the following:

               "That portion directly attributable to this Contract of premiums for insurance and bonds required by the Contract Documents; provided, however, that Contractor's Fee on such costs shall be 3 %.

          7.   At the end of Section 7.2.1 is added the following:

               "provided such charge, injury or loss is not the result of the fault or negligence of Contractor, Contractor's subcontractor, or Contractor's or Contractor's subcontractor's employees or personnel, and only to the extent such costs are not recoverable by the Contractor from others and the Contractor is not compensated therefore by insurance or otherwise, (or would be compensated by insurance but for Contractor's failure to maintain insurance as required by the Contract Documents).

          8.   At the end of Section 7.2.3 is added the following:

               "provided such charge, injury or loss is not the result of the fault or negligence of Contractor, Contractor's subcontractor, or Contractor's or Contractor's subcontractor's employees or personnel, and only to the extent such costs are not recoverable by the Contractor from others and the Contractor is not compensated therefore by insurance or otherwise.

          9.   At the end of Section 7.2.4 is added the following:

               "or from insurance or otherwise, (or would be recoverable by insurance but for Contractor's failure to maintain insurance as required by the Contract Documents).

          10.  The following subparagraphs are added as Paragraph 7.3:

               "7.3.1 Costs as defined herein shall be actual costs paid by the Contractor, less all discounts, rebates and salvages which shall be taken by the Contractor, subject to Article 9 of the Agreement. All payments made by the Owner pursuant to this Article 7, whether those payments are actually made before or after the execution of the Contract, are included within the Guaranteed Maximum Cost specified in Paragraph 5.2 above. Provided, however, that in no event shall the Owner be required to reimburse Contractor for any portion of the Cost of the Work incurred prior to the Commencement Date unless Contractor has received the Owner's written consent prior to incurring such cost."

               "7.3.2 Contractor hereby agrees and acknowledges that there shall be no duplication of payments for any of the items comprising the Cost of the Work including the General Conditions Costs,

                              Supplement - Page 2
     notwithstanding any itemization or provision contained in the Contract documents to the contrary, including, without limitation, this Article 7.

     11. The following language is added and incorporated into the end of Paragraph 12.4:

          "Architect acknowledges that Owner's lender may require:

          (i) A duly executed and acknowledged Contractor's Sworn Statement showing all Subcontractors with whom Contractor has entered into Subcontracts, the amount of such Subcontract, the amount requested for any Subcontractor in the Application for Payment and the amount to be paid to Contractor from such progress payment, together with similar sworn statements from all Subcontractors and, where appropriate, from subsubcontractors; and

          (ii) Duly executed Waivers of Mechanics' and Materialmen's Liens from Contractor and all such Subcontractors, establishing payment or satisfaction of the payment requested by Contractor in the Application for Payment."

     12. The following language is added and incorporated into the end of Paragraph 13.1.1:

          "Prior to Final Payment, Contractor shall furnish to Owner the following:

          (a)  All maintenance and operating manuals;
          (b) Field marked sets of drawings and specifications reflecting "as built" conditions, upon which the Contractor shall have transferred all changes in the location of any concealed utilities, mechanical or electrical systems and components;
          (c) Any assignment and/or transfer of all guaranties and warranties from Subcontractors, vendors and suppliers and manufacturers, and
          (d) A list of the names, address and phone numbers of all Subcontractors and other persons providing guarantees and warranties. "

     13.  The following subparagraphs are added to the end of Paragraph 14:

          "14.3.2. If Owner is entitled to reimbursement of payment from Contractor under or pursuant to the Contract Documents, such payment shall be made promptly upon demand by Owner. In the event such payment is not made, however, Owner shall have the option to either: (i) deduct an equal amount from any payment then or thereafter due Contractor; or (ii) issue a Change Order reducing the Contract Sum by an equal amount."

          "14.3.3. Notwithstanding anything to the contrary in the Contract Documents, the Contract and all of its terms and conditions are subject to approval or modification by Owner's lender in conjunction with the approval and disbursement of the Loan. However, any suggested modifications shall be subject to approval by the Contractor, which approval shall not be unreasonably withheld. "

          "14.3.4. All information, documentation and notes delivered or to be delivered by Contractor to Architect shall also be delivered to Owner. All consents and modifications authorized hereunder to be made by the Architect or Contractor are specifically conditioned upon the prior written approval of Owner. "

     14.  The following subparagraph is added to the end of Paragraph 15:

                              Supplement - Page 3

          "15.5. Contractor shall not be entitled to any Savings or any portion thereof if this Agreement is terminated by Owner or if Contractor terminates this Agreement prior to the Date of Substantial Completion."

B.   THE FOLLOWING CHANGES PERTAIN TO AIA DOCUMENT A201 OF THE AGREEMENT
     -------------------------------------------------------------------

     1. Section 2.2.3 is revised to add the following: "Contractor shall obtain all approvals and permits except such approvals and permits specifically identified herein."

     2. Section 2.3.1 is revised as follows: The word "persistently" in the second line of Subparagraph 2.3.1 is deleted.

     3. Section 2.4.1 is revised as follows: The words "after such seven-day period give the Contractor a second written notice to correct such deficiencies with a second seven-day period" in the first sentence of Subparagraph 2.4.1 and "If the Contractor within such seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may" in the second sentence of Subparagraph 2.4.1, are deleted, and in lieu thereof the word "immediately" is substituted.

     4. At the end of Subparagraph 3.10.1 the following is added: "The Construction Schedule shall not be revised which delays the Completion Date without the prior review and approval of the Owner and Architect."

     5. The following is added to Subparagraph 3.15.1, at the end of said paragraph: "Contractor shall thoroughly wash and clean all glass and mirror surfaces, and he shall leave the Work neat and broom clean. The Contractor shall use its best efforts to prevent dust. The Contractor shall be responsible for the overall cleanliness and neatness of Work."

     6. Subparagraph 4.5.5 is deleted in its entirety and replaced with the following: "Consolidation and Joinder, All arbitrations may include (by joinder, consolidation or otherwise) Owner, Architect, Contractor and any other pertinent party".

     7.   Subparagraph 5.4.2 is deleted in its entirety.

     8. Added to Subparagraph 9.3.3 is the following: "The Contractor agrees to indemnify and hold Owner harmless from any liens, claims, security interests or encumbrances filed by the Contractor, Subcontractors, or anyone claiming by, through or under any of them (except as relates to claims by subcontractors employed directly by Owner or anyone claiming by, through or under such subcontractor)."

     9.   Subparagraph 10.1.4 is deleted in its entirety.

     10.  Subparagraph 11.1.2 is modified by the following:

          "(a) Bodily injury and personal injury shall be insured at a limit of not less than Two Million and no/100 Dollars ($2,000,000) for each occurrence and Five Million and no/100 Dollars ($5,000,000) total aggregate liability;

          (b) Property damage shall be insured at a limit of not less than Two Million and no/100 Dollars ($2,000,000) total aggregate liability; and

          (c) Comprehensive Automobile Liability Insurance shall be acquired by the Contractor and maintained throughout the term of this Agreement, to cover owned automobiles, automobiles under

                              Supplement - Page 4
     long-term lease, hired automobiles, employers' nonownership liability, medical payments and uninsured motorists. The limits of liability shall be no less than:

               (i) Two Million and no/100 Dollars ($2,000,000) for each person and Five Million and no/100 Dollars ($5,000,000) for each occurrence for bodily injury and personal injury; and

               (ii) One Million and no/100 Dollars ($1,000,000) for each occurrence for property damage."

     11. The words "or the Owner if the Architect is no longer involved" are hereby added after the words "by the Architect" in the second line of Subparagraph 12.2.1.

     12.  Subparagraph 14.2.1 is deleted and replaced with the following:

          "14.2.1 If the Contractor shall institute proceedings or consent to proceedings requesting relief or arrangement under the Federal Bankruptcy Act or any similar or applicable federal or state law, or if a petition under any federal or state bankruptcy or insolvency law is filed against the Contractor and such petition is not dismissed within sixty (60) days from the date of said filing, or if the Contractor admits in writing Contractor's inability to pay Contractor's debts generally as they become due, or if Contractor makes a general assignment for the benefit of Contractor's creditors, or if a receiver, liquidator, trustee or assignee is appointed on account of Contractor's bankruptcy or insolvency; or if a receiver of all or any substantial portion of the Contractor's properties is appointed; or if the Contractor abandons the Work; or if Contractor fails, except in cases for which extension of time is provided, to prosecute promptly and diligently the Work or to supply enough properly skilled workmen or proper materials for the Work; or if Contractor submits an Application for Payment, sworn statement, waiver of lien, affidavit or document of any nature whatsoever which is intentionally falsified; or if Contractor fails to make prompt payment to Subcontractors or for materials or labor or otherwise breaches Contractor's obligations under any subcontract with a Subcontractor; or if a mechanic's or materialman's lien or notice of lien is filed against any part of the Work or the site of the Project and not promptly bonded or insured over by the Contractor in a manner satisfactory to the Owner; or if the Contractor knowingly disregards (or after 7 days' notice, fails within 30 days to correct or cure any problem or violation resulting from its disregard of) any laws, statues, ordinances, rules, regulations or orders of any governmental body or public or quasi-public authority having jurisdiction of the Work or the site of the Project; or if Contractor otherwise knowingly violates (or after 7 days' notice, fails within 30 days to correct any violation of) any provision of the Contract Documents; then the Owner, without prejudice to any right or remedy available to the Owner under the Contract Documents or at law or in equity, may, after giving the Contractor and the surety under any Performance Bond and under any Labor and Material Payment Bond described in Paragraph 11.4, seven (7) days' written notice, terminate the employment of the Contractor. If requested by the Owner, the Contractor shall remove any part or all of Contractor's equipment, machinery and supplies from the site of the Project within seven (7) days from the date of such request, and in the event of the Contractor's failure to do so, the Owner shall have the right to remove or store such equipment, machinery and supplies at the Contractor's expense. In case of such termination, the Contractor shall not be entitled to receive any further payment for Work performed by the Contractor through the date of termination. The Owner's right to terminate the Owner-Contractor Agreement pursuant to this Subparagraph 14.2.1 shall be in addition to and not in limitation of any rights or remedies existing hereunder or pursuant hereto or at law or in equity.

                              Supplement - Page 5

OWNER:                                      CONTRACTOR:

IMAGE ENTERTAINMENT, INC.                   CARSON CONSTRUCTION MANAGEMENT INC.



By:  /s/ DAVID BORSHELL                     By:  /s/ DOUGLAS W. CARSON
    ------------------------------               -------------------------------
      David Borshell                              Douglas W. Carson

Its:  Sr. Vice President Sales,             Its:  President/CEO
      Marketing & Operations

                              Supplement - Page 6